Exhibit 1.2(b)

€500,000,000
Series 2016B 1.850% Senior Notes
due June 20, 2026
SOUTHERN POWER COMPANY
UNDERWRITING AGREEMENT
June 13, 2016
Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

BNP Paribas
10 Harewood Avenue
London NW1 6AA
United Kingdom

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom

UBS Limited
1 Finsbury Avenue
London, EC2M 2PP
United Kingdom

as Representatives of the Several Underwriters named in Schedule I hereto
Ladies and Gentlemen:
Southern Power Company, a Delaware corporation (the “Company”), confirms its agreement (the “Agreement”) with you and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof) for whom you are acting as representatives (in such capacity you shall hereinafter be referred to as the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of €500,000,000 aggregate principal amount of the Series 2016B 1.850% Senior Notes due June 20, 2026 (the “Senior Notes”) as set forth in Schedule I hereto.
The Company understands that the Underwriters propose to make a public offering of the Senior Notes as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Senior Notes will be issued pursuant to a Senior Note Indenture, dated as of June 1, 2002 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as heretofore supplemented and as to be further supplemented by an eleventh supplemental indenture, dated as of June 20, 2016, to the Base Indenture relating to the Senior Notes (the “Supplemental Indenture” and, together with the Base Indenture and any other amendments or supplements thereto, the “Indenture”), among the Company, the Trustee and Elavon Financial Services Limited.
In connection with the issuance of the Senior Notes, the Company will enter into a paying agency agreement (the “Paying Agency Agreement”), to be dated as of the Closing Date (as defined below), between the Company and Elavon Financial Services Limited, as London Paying Agent.
The Company is concurrently offering an additional €600,000,000 aggregate principal amount of its Series 2016A 1.000% Senior Notes due June 20, 2022 (the “Series 2016A Senior Notes”), pursuant to a separate underwriting agreement to be entered into by and among the Company and the underwriters named therein.
SECTION 1.REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Underwriters as follows:

(a)A registration statement on Form S-3 (File No. 333-205680) in respect of the Senior Notes and certain other securities has been prepared and filed in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Underwriters, has been declared effective by the Commission in such form (except that copies of the registration statement and any post-effective amendment delivered to the Underwriters need not include exhibits but shall include all documents incorporated by reference therein); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission (any preliminary prospectus, as supplemented by a preliminary prospectus supplement, included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the 1933 Act, being hereinafter called a “Preliminary Prospectus”); such registration statement as used with respect to the Senior Notes, including the information deemed a part thereof pursuant to Rule 430B(f)(1) under the 1933 Act on the date of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such Section applies to the Company and the Underwriters for the Senior Notes pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Date”), including the exhibits thereto and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 at the Effective Date, being hereinafter called the “Registration Statement”; the base prospectus relating to the Senior Notes and certain other securities of the Company, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Senior Notes, being hereinafter called the “Base Prospectus”; the Base Prospectus as amended and supplemented by a preliminary prospectus supplement dated June 13, 2016 relating to the Senior Notes which has been filed with the Commission pursuant to Rule 424(b)

under the 1933 Act, as it may be further amended and supplemented immediately prior to the Applicable Time (as hereinafter defined) is hereinafter called the “Pricing Prospectus”; the Base Prospectus as amended or supplemented in final form, including by a prospectus supplement relating to the Senior Notes in the form in which it is filed with the Commission, pursuant to Rule 424(b) under the 1933 Act in accordance with Section 4(e) hereof is hereinafter called the “Final Supplemented Prospectus”; any reference herein to any Preliminary Prospectus, the Base Prospectus, the Pricing Prospectus or the Final Supplemented Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such Preliminary Prospectus, Base Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus, the Base Prospectus, the Pricing Prospectus or the Final Supplemented Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, Base Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference in such Preliminary Prospectus, Base Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

For purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (London time) on the date of this Agreement; the documents listed in Schedule II-A, taken together and attached hereto, are collectively referred to as the “Pricing Disclosure Package.” The term “Limited Use Free Writing Prospectus” shall mean any “written communications” (as defined by Rule 405 under the 1933 Act) in addition to the Pricing Disclosure Package that the parties hereto expressly agree as listed in Schedule II-B hereto, including any recorded road show.
(b)The documents incorporated by reference in the Registration Statement or the Pricing Prospectus, when they were filed with the Commission, complied in all material respects with the applicable provisions of the 1934 Act and the rules and regulations of the Commission thereunder and, as of such time of filing, when read together with the Pricing Prospectus and any Permitted Free Writing Prospectus (as defined in Section 3(a) hereof), none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Supplemented Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects with the applicable provisions of the 1934 Act and the rules and regulations of the Commission thereunder and, when read together with the Final Supplemented Prospectus as it otherwise may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Underwriters with respect to: (A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Pricing Prospectus, any Permitted Free Writing Prospectus and the Final

Supplemented Prospectus; or (B) any information set forth in the Pricing Prospectus or the Final Supplemented Prospectus under the caption “Description of the Series 2016B Senior Notes ─ Book-Entry Procedures.”

(c)The Registration Statement and the Final Supplemented Prospectus comply, and any further amendments or supplements thereto, when any such amendments become effective or supplements are filed with the Commission, as the case may be, will comply, in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, the 1939 Act (as hereinafter defined) and the General Rules and Regulations of the Commission thereunder and the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus do not and will not, (i) as of the Effective Date as to the Registration Statement and any amendment thereto, (ii) as of the Applicable Time as to the Pricing Disclosure Package and (iii) as of the date of the Final Supplemented Prospectus as to the Final Supplemented Prospectus or as of the date when any supplement is filed as to the Final Supplemented Prospectus as further supplemented or as of the Closing Date (as hereinafter defined) as to the Final Supplemented Prospectus or the Final Supplemented Prospectus as it may be further supplemented as provided above, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the case of the Registration Statement and any amendment thereto, and, in light of the circumstances under which they were made, not misleading in the case of the Pricing Disclosure Package and the Final Supplemented Prospectus as further supplemented; except that the Company makes no warranties or representations with respect to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “1939 Act”), (B) any statements or omissions made in a Permitted Free Writing Prospectus, the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein or (C) any information set forth in the Pricing Prospectus or the Final Supplemented Prospectus under the caption “Description of the Series 2016B Senior Notes ─ Book-Entry Procedures.”

(d)(i)    Each Permitted Free Writing Prospectus listed on Schedule II-A hereto does not include anything that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Underwriters with respect to any statement or omissions made in a Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein.
(ii)The Limited Use Free Writing Prospectus dated June 2016 listed on Schedule II-B hereto does not include anything that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus and each Limited Use Free Writing Prospectus, as supplemented by and taken together with the

Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Underwriters with respect to any statement or omissions made in a Limited Use Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein.

(e)With respect to the Registration Statement, the conditions for use of Form S-3, as set forth in the General Instructions thereof, have been satisfied.

(f)At the determination date for purposes of the Senior Notes within the meaning of Rule 164(h) under the 1933 Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(g)Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, except as otherwise stated therein, there has been no material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business.

(h)The Company is a corporation duly organized and existing under the laws of the State of Delaware and has due corporate authority to conduct its business and to own and operate the properties used by it in such business, to enter into and perform its obligations under this Agreement and the Indenture and to issue and sell the Senior Notes to the Underwriters.

(i)This Agreement has been duly authorized, executed and delivered by the Company.

(j)The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will, on the Closing Date, constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally or (2) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the “Enforceability Exceptions”); the Indenture will conform in all material respects to all statements relating thereto contained in the Pricing Disclosure Package and the Final Supplemented Prospectus; and, on the Closing Date, the Indenture will have been duly qualified under the 1939 Act.

(k)The issuance and delivery of the Senior Notes have been duly authorized by the Company and, on the Closing Date, the Senior Notes will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to all statements relating thereto in the Pricing Disclosure Package and the Final Supplemented Prospectus.

(l)The Paying Agency Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(m)The execution, delivery and performance by the Company of this Agreement, the Indenture, the Senior Notes and the Paying Agency Agreement and the consummation by the Company of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder shall have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or bylaws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement), or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company, or any of its properties.

(n)No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale by the Company of the Senior Notes or the transactions by the Company contemplated in this Agreement, except (A) such as may be required under the 1933 Act or the rules and regulations thereunder; (B) such as may be required under the Federal Power Act; (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws and (D) the qualification of the Indenture under the 1939 Act.

(o)The financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position, results of operations and cash flows of the Company as of and for the dates indicated; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis (except that the unaudited financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus may be subject to normal year-end adjustments) throughout the periods involved and necessarily include amounts that are based on the best estimates and judgments of management. The selected financial data and the summary financial information included in the Pricing Prospectus and the Final Supplemented Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements incorporated by reference in the Registration Statement.

(p)The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Senior Notes, other than with respect to Barclays Bank PLC’s appointment as Stabilising Manager.

(q)Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or subsidiary of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. None of the representations and warranties given in this paragraph (q) shall be made to Commerzbank AG to the extent that they would result in a violation of or conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung), council regulation (EC) No 2271/1996 (EU blocking regulation) or any similar applicable anti-boycott law or regulation, as amended from time to time.

SECTION 2.SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING; SELLING RESTRICTIONS.

(a)On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the principal amount of the Senior Notes set forth in Schedule I to this Agreement opposite the name of such Underwriter (plus any additional amount of Senior Notes that such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof), at a price equal to 99.355% of the principal amount thereof.

(b)Payment of the purchase price and delivery of certificates for the Senior Notes shall be made at the offices of Southern Company Services, Inc., 30 Ivan Allen Jr. Blvd., NW, Atlanta, Georgia 30308 at 10:00 A.M., London time, on June 20, 2016 (unless postponed in accordance with the provisions of Section 11 hereof) or such other time, place or date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”). The Senior Notes shall be registered in the name of Elavon Financial Services Limited, as common depositary (the “Common Depositary”) for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). Payment shall be made by wire transfer in (same day) funds in euro at the Closing Date to the Common Depositary, for the account of the Company, against delivery to the Common Depositary, for the respective accounts of the several Underwriters, of the Senior Notes, with any applicable transfer taxes payable under any state or federal law of the United States in connection with the sale of the Senior Notes duly paid by the Company. It is understood that each Underwriter has authorized Barclays Bank PLC, for each Underwriter’s account, to accept delivery of, receipt for, and make payment of, the principal amount of the Senior Notes which each Underwriter has agreed to purchase. Barclays Bank PLC, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the principal amount of the Senior Notes to be purchased by any Underwriter whose payment has not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

The certificate(s) for the Senior Notes will be made available for examination by the Representatives not later than 12:00 Noon, London time, on the last business day prior to the Closing Date.
(c)(i) Each Underwriter will not offer, sell, or deliver any of the Senior Notes, directly or indirectly, or distribute the Pricing Prospectus, the Final Supplemented Prospectus or any other offering material relating to the Senior Notes, in or from any jurisdiction except under circumstances that will, to the best of such Underwriter’s knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company except as set forth in this Agreement.

(ii) Each Underwriter will sell only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
(iii) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is or was implemented in that Relevant Member State (the “Relevant Implementation Date”), each Underwriter has not made and will not make an offer of the Senior Notes to the public in that Relevant Member State other than: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided, in each case, that no such offer of the Senior Notes shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of paragraph (iii), the expression “an offer of the Senior Notes to the public” in relation to any of the Senior Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for any of the Senior Notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(iv) Each Underwriter has not sold and will not sell the Senior Notes by means of any document other than (A) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (B) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (C) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
(v) Each Underwriter will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) and all other applicable laws, regulations and governmental guidelines in effect at the relevant time.
For purposes of paragraph (v), “Japanese person” means any person who is a resident of Japan, including any corporation or other entity organized under the laws of Japan.
(vi) Each Underwriter will not register the Senior Notes with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Market Act and its subordinate decrees and regulations (collectively, the “FISCMA”). Each Underwriter represents and agrees that the Senior Notes may not be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FISCMA and the Foreign Exchange Transaction Law and its subordinate decrees and regulations (collectively, the “FETL”). Without prejudice to the foregoing, the number of the Senior Notes offered in Korea or to a resident in Korea shall be less than 50 and for a period of one year from the issue date of the Senior Notes, none of the Senior Notes may be divided resulting in an increased number of the Senior Notes. Furthermore, the Senior Notes may not be resold to Korean residents unless the purchaser of the Senior Notes complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL) in connection with the purchase of the Senior Notes.
(vii) Each Underwriter agrees that, in connection with the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes, that it will not circulate or distribute, nor will it offer or sell the Senior Notes, or have the Senior Notes be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in Section 275(2) of the SFA, pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
For purposes of paragraph (vii), where the Senior Notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a relevant person which is: (A) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (B) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Senior Notes under Section 275 except: (1) to an institutional investor pursuant to Section 274 of the SFA or to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) pursuant to Section 276(7) of the SFA or (5) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
(viii) Each Underwriter represents and agrees that the Senior Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Each Underwriter represents and agrees that neither the Preliminary Prospectus and accompanying Base Prospectus, the Final Supplemented Prospectus and the accompanying Base Prospectus nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither the Preliminary Prospectus and accompanying Base Prospectus, the Final Supplemented Prospectus and the accompanying Base Prospectus nor any other offering or marketing material relating to the Senior Notes may be publicly distributed or otherwise made publicly available in Switzerland.
(ix) Each Underwriter has not registered and will not register the Senior Notes with the Emirates Securities and Commodities Authority or with the Central Bank of the United Arab Emirates (the “UAE”), the Dubai Financial Market, the Abu Dhabi Securities Market or with any other UAE regulatory authority or exchange.
(x) Each Underwriter (A) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Senior Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (B) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom.
SECTION 3.FREE WRITING PROSPECTUSES.

(a)The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Senior Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus and a Limited Use Free Writing Prospectus; each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Senior Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus, a Limited Use Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 under the 1933 Act or one or more free writing prospectuses through customary Bloomberg distribution that do not contain substantive changes from or additions to the information contained in the free writing prospectus, dated the date hereof, filed pursuant to Rule 433(d) under the 1933 Act relating to the Senior Notes (the “Pricing Term Sheet”); any such free writing prospectus (which shall include the Pricing Term Sheet but shall not include a Limited Use Free Writing Prospectus), the use of which has been consented to by the Company and the Representatives and which is listed on Schedule II-A hereto is herein called a “Permitted Free Writing Prospectus.”

(b)The Company agrees to prepare the Pricing Term Sheet, which shall be previously approved by the Representatives, and to file the Pricing Term Sheet pursuant to Rule 433(d) under the 1933 Act within the time period prescribed by such Rule.

(c)The Company and the Underwriters have complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any free writing prospectus, including timely Commission filing where required and legending.

(d)The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus or a Limited Use Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus or such Limited Use Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a free writing prospectus or other document, the use of which has been consented to by the Representatives, which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus or a Limited Use Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein.

(e)The Company agrees that if there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will notify the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented.

SECTION 4.COVENANTS OF THE COMPANY. The Company covenants with the Underwriters as follows:

(a)The Company, on or prior to the Closing Date, will deliver to the Underwriters conformed copies of the Registration Statement as originally filed and of all amendments thereto, heretofore or hereafter made, including any post-effective amendment (in each case including all exhibits filed therewith, and including unsigned copies of each consent and certificate included therein or filed as an exhibit thereto, except exhibits incorporated by reference, unless specifically requested). As soon as the Company is advised thereof, it will advise the Representatives orally of the issuance of any stop order under the 1933 Act with respect to the Registration Statement, or the institution of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering, of which the Company shall have received notice, and will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued. The Company will deliver to the Representatives sufficient conformed copies of the Registration Statement, the Base Prospectus, the Pricing Prospectus and the Final Supplemented Prospectus and of all supplements and amendments thereto (in each case without exhibits) for distribution to the Underwriters and, from time to time, as many copies of the Base Prospectus, the Pricing Prospectus and the Final Supplemented Prospectus as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act.

(b)The Company will furnish the Underwriters with written or electronic copies of each amendment and supplement to the Final Supplemented Prospectus relating to the offering of the Senior Notes in such quantities as the Underwriters may from time to time reasonably request. If, during the period (not exceeding nine months) when the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) shall be required by law in connection with the sale of any Senior Notes by an Underwriter, any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Representatives, shall occur, which in the opinion of the Company or of Underwriters’ counsel should be set forth in a supplement to or an amendment of the Final Supplemented Prospectus, as the case may be, in order to make the Final Supplemented Prospectus not misleading in light of the circumstances when it (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered, or if for any other reason it shall be necessary during such period to amend or supplement the Final Supplemented Prospectus or to file under the 1934 Act any document incorporated by reference in the Final Supplemented Prospectus in order to comply with the 1933 Act or the 1934 Act, the Company forthwith will (i) notify the Underwriters to suspend solicitation of purchases of the Senior Notes and (ii) at its expense, make any such filing or prepare and furnish to the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Supplemented Prospectus which will supplement or amend the Final Supplemented Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Final Supplemented Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered, not misleading or which will effect any other necessary compliance. In case any Underwriter is required to deliver a prospectus in connection with the sale of any Senior Notes after the expiration of the period specified in the preceding sentence, the Company, upon the request of such Underwriter, will furnish to such Underwriter, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Final Supplemented Prospectus, complying with Section 10(a) of the 1933 Act. During the period specified in the second sentence of this subsection, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the 1934 Act and the rules and regulations thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof prior to such filing to the Representatives and Hunton & Williams LLP.

(c)The Company will endeavor, in cooperation with the Underwriters, to qualify the Senior Notes for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a consent to service of process or to file annual reports or to comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome.

(d)The Company will make generally available to its security holders as soon as practicable but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the rules and regulations under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(e)As soon as practicable after the date of this Agreement, and in any event within the time prescribed by Rule 424 under the 1933 Act, the Company will file the Final Supplemented Prospectus, in a form approved by the Representatives, such approval not to be unreasonably withheld, with the Commission and will advise the Representatives of such filing and will confirm such advice in writing. Furthermore, the Company will make any other required filings pursuant to Rule 433(d)(1) under the 1933 Act within the time required by such Rule.

(f)During a period of 15 days from the date of this Agreement, the Company will not, without the Representatives’ prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Senior Notes or any security convertible into or exchangeable into or exercisable for the Senior Notes or any debt securities substantially similar to the Senior Notes (except for the Senior Notes issued pursuant to this Agreement and the Company’s proposed issuance of the Series 2016A Senior Notes). The Representatives agree that (i) commercial paper or other debt securities with scheduled maturities of less than one year and (ii) issuances of securities denominated in any currency other than the euro are not subject to this Section 4(f).

(g)The Company shall use the net proceeds received by it from the sale of the Senior Notes pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”

(h)The Company shall cooperate with the Underwriters in arranging for the Senior Notes to be eligible for clearance and settlement through Clearstream and Euroclear.

(i)The Company will use its best efforts to effect the listing of the Senior Notes on the New York Stock Exchange, Inc. (the “NYSE”).

(j)The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Senior Notes, other than with respect to Barclays Bank PLC’s appointment as Stabilising Manager.

(k)Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Underwriters and the Company, the Company acknowledges and accepts that liabilities arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(i)the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority (as defined below) in relation to any BRRD Liability (as defined below) of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i. the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
ii. the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;
iii. the cancellation of the BRRD Liability;
iv. the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;
(ii)the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 4(k), “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD (as defined below), the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; “BRRD Liability” means a liability in respect of which the relevant Write-Down and Conversion Powers in the applicable Bail-in Legislation may be exercised; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.
SECTION 5.PAYMENT OF EXPENSES.

(a)The Company will pay all expenses incidental to the performance of its obligations under this Agreement, including, but not limited to, the expenses of (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificate(s) for the Senior Notes, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the qualification of the Senior Notes under securities laws in accordance with the provisions of Section 4(c) hereof, including filing fees and the reasonable fees and disbursements of Hunton & Williams LLP, counsel for the Underwriters, in connection therewith and in connection with the preparation of any blue sky survey (such fees and disbursements of counsel shall not exceed $3,500), (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto and of the Pricing Prospectus, any Permitted Free Writing Prospectus, the Final Supplemented Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any blue sky survey, (vii) the fee of the Financial Industry Regulatory Authority, Inc. in connection with its review of the offering contemplated by this Agreement, if applicable, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Senior Notes, (ix) any fees payable in connection with the rating of the Senior Notes, (x) the cost and charges of any transfer agent or registrar, (xi) the fees payable in connection with the listing of the Senior Notes with the NYSE and (xii) the cost of qualifying the Senior Notes with Euroclear and Clearstream.

(b)Except as otherwise provided in Section 10 hereof, the Underwriters shall pay all other expenses incurred by them in connection with their offering of the Senior Notes, including fees and disbursements of their counsel, Hunton & Williams LLP, and any transfer taxes on resale of any of the Senior Notes by them.

SECTION 6.CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Senior Notes are subject to the following conditions:

(a)No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering shall be pending before, or to the knowledge of the Company threatened by, the Commission on such date. If filing of the

Pricing Prospectus or the Final Supplemented Prospectus, or any supplement thereto, is required pursuant to Rule 424, the Pricing Prospectus and the Final Supplemented Prospectus, and any such supplement, as applicable, shall have been filed in the manner and within the time period required by Rule 424. The pricing term sheet contemplated by Section 3(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act, shall have been filed by the Company with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(b)Any required orders of any applicable state commission or the Federal Energy Regulatory Commission permitting the transactions contemplated hereby substantially in accordance with the terms and conditions hereof shall be in full force and effect and shall contain no provision unacceptable to the Underwriters or the Company (but all provisions of such order or orders heretofore entered, copies of which have heretofore been delivered to the Representatives, are deemed acceptable to the Underwriters and the Company and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Underwriters and the Company unless within 24 hours after receiving a copy of any such order any party to this Agreement shall give notice to the other parties to the effect that such order contains an unacceptable provision).

(c)On the Closing Date, the Representatives shall have received:

(1)The opinion and related disclosure letter, each dated the Closing Date, of Troutman Sanders LLP, counsel for the Company, substantially in the forms attached hereto as Schedule III.

(2)The opinion, dated the Closing Date, of Emmet, Marvin & Martin, LLP, counsel to the Trustee, substantially in the form attached hereto as Schedule IV.

(3)The opinion and related disclosure letter, each dated the Closing Date, of Hunton & Williams LLP, counsel for the Underwriters, substantially in the forms attached hereto as Schedule V.

(d)At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Final Supplemented Prospectus, any material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or any Vice President of the Company, and dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering have been initiated or, to the knowledge of the Company, threatened by the Commission.

(e)The Representatives shall have received on the date hereof and shall receive on the Closing Date from Deloitte & Touche LLP, a letter or letters addressed to the Representatives (which may refer to letters previously delivered to the Representatives) dated the respective dates of delivery thereof to the effect that: (A) they are an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the rules and regulations under the 1933 Act; (B) in their opinion, the financial statements audited by them and incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the rules and regulations under the 1934 Act; and (C) on the basis of certain limited procedures performed through a specified date not more than three business days prior to the date of such letter, namely (i) reading the minute books of the Company; (ii) performing the procedures specified by the standards of the Public Company Accounting Oversight Board (United States) for a review of interim financial statement information as described in PCAOB AU 722, “Interim Financial Information” on the unaudited financial statements, if any, of the Company incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, and on the latest available unaudited financial statements of the Company, if any, for any calendar quarter subsequent to the date of those incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable; and (iii) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding such unaudited financial statements or any specified unaudited amounts derived therefrom (it being understood that the foregoing procedures do not constitute an audit performed in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP make no representations as to the sufficiency of such procedures for the Underwriters’ purposes), nothing came to their attention that caused them to believe that: (1) any material modifications should be made to the unaudited condensed financial statements, if any, incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable for them to be in conformity with GAAP; (2) such unaudited condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published rules and regulations thereunder; (3) the audited or unaudited amounts for Operating Revenues, Earnings Before Income Taxes and Net Income and the audited or unaudited Ratio of Earnings to Fixed Charges set forth in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, do not agree with the amounts set forth in or derived from the audited or unaudited financial statements for the same period included or incorporated by reference in the Registration Statement; (4) as of a specified date not more than three business days prior to the date of delivery of such letter, there has been any change in the capital stock or long-term debt of the Company or any decrease in net assets as compared with amounts shown in the latest audited or unaudited balance sheet incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, except in each case for changes or decreases which (i) the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, disclose, have occurred or may occur, (ii) are occasioned by the declaration of dividends, (iii) are occasioned by draw-downs and regularly scheduled payments of capitalized lease obligations, (iv) are occasioned by the purchase or redemption of bonds or stock to satisfy mandatory or optional redemption provisions relating thereto, (v) are occasioned by the reclassification of current maturities of long-term debt, or (vi) are disclosed in such letter; and (5) the unaudited amounts for Operating Revenues, Earnings Before Income Taxes and Net Income and the unaudited Ratio of Earnings to Fixed Charges for any calendar quarter subsequent to those set forth in (3) above, which, if available, shall be set forth in such letter, do not agree with the amounts set forth in or derived from the unaudited financial statements for the same period or were not determined on a basis substantially consistent with that of the corresponding audited amounts or ratios included or incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable.

(f)On the Closing Date, Hunton & Williams LLP, counsel for the Underwriters, shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Senior Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Senior Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and Hunton & Williams LLP, counsel for the Underwriters.

(g)No amendment or supplement to the Registration Statement or the Final Supplemented Prospectus filed subsequent to the date of this Agreement (including any filing made by the Company pursuant to Section 13 or 14 of the 1934 Act) shall be unsatisfactory in form to Hunton & Williams LLP or shall contain information (other than with respect to an amendment or supplement relating solely to the activity of any Underwriter) which, in the reasonable judgment of the Representatives, shall materially impair the marketability of the Senior Notes.

(h)The Company shall have performed its obligations when and as provided under this Agreement.

(i)The Representatives shall have received an executed copy of the Paying Agency Agreement.

(j)On the Closing Date, the Senior Notes shall have been approved for listing on the NYSE upon official notice of issuance.

(k)On the Closing Date, the Senior Notes shall be eligible for clearance and settlement through Clearstream and Euroclear.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 5, 8 and 10(b) hereof.
SECTION 7.CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company shall be subject to the conditions set forth in the first sentence of Section 6(a) and in Section 6(b) hereof. In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 5, 8 and 10(b) hereof.
SECTION 8.INDEMNIFICATION.

(a)The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, and to reimburse any such Underwriter and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Limited Use Free Writing Prospectus, any Preliminary Prospectus, the Registration Statement, the Base Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus or the Final Supplemented Prospectus or, if the Company shall furnish to the Underwriters any amendments or any supplements thereto, or shall make any filings pursuant to Section 13 or 14 of the 1934 Act which are incorporated therein by reference, in a Limited Use Free Writing Prospectus, any Preliminary Prospectus, the Registration Statement, the Base Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus, the Final Supplemented Prospectus as so amended or supplemented, or in any free writing prospectus used by the Company other than a Permitted Free Writing Prospectus or a Limited Use Free Writing Prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such Limited Use Free Writing Prospectus, Preliminary Prospectus, Registration Statement, Base Prospectus, Pricing Prospectus, Permitted Free Writing Prospectus or Final Supplemented Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives for use therein. Each Underwriter agrees, within ten days after the receipt by it of notice of the commencement of any action in respect of which indemnity may be sought by it, or by any person controlling it, from the Company on account of its agreement contained in this Section 8, to notify the Company in writing of the commencement thereof but the omission of such Underwriter so to notify the Company of any such action shall not release the Company from any liability which it may have to such Underwriter or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 8. In case any such action shall be brought against an Underwriter or any such person controlling such Underwriter and such Underwriter shall notify the Company of the commencement thereof as above provided, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel, to direct) the defense thereof, at its own expense. In case the Company elects to direct such defense and select such counsel, any Underwriter or controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel has been authorized in writing by the Company in connection with defending such action. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.

(b)Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors and such of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 8(a) hereof, but only with respect to alleged untrue statements or omissions made in a Limited Use Free Writing Prospectus, the Registration Statement, the Preliminary Prospectus, the Base Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus or the Final Supplemented Prospectus, or such documents as amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives for use therein.

SECTION 9.REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by, or on behalf of the Company and shall survive delivery of the Senior Notes to the Underwriters.
SECTION 10.TERMINATION OF AGREEMENT.

(a)The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date if (i) trading in securities on the NYSE shall have been generally suspended or there shall have been a material disruption in settlement in securities generally, (ii) minimum or maximum ranges for prices shall have been generally established on the NYSE by the Commission or by the NYSE, (iii) a general banking moratorium shall have been declared by federal or New York State or European Union authorities, or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States or European Union is involved, any declaration of war by the United States Congress or European Union or any other substantial national or international calamity, crisis or emergency (including, without limitation, acts of terrorism) affecting the United States or European Union, in any such case provided for in clauses (i) through (iv) with the result that, in the reasonable judgment of the Representatives, the offering, sale or delivery of the Senior Notes on the terms and in the manner contemplated by this Agreement and the Final Supplemented Prospectus shall have been materially impaired.

(b)If this Agreement shall be terminated by the Representatives pursuant to subsection (a) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters for the reasonable fees and disbursements of Hunton & Williams LLP and for the out of pocket expenses (in an amount not exceeding $10,000) reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Senior Notes and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Sections 5 and 8 hereof.

SECTION 11.DEFAULT BY AN UNDERWRITER.

If an Underwriter shall fail on the Closing Date to purchase the Senior Notes that it is obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(a)if the principal amount of Defaulted Securities does not exceed 10% of the Senior Notes, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)if the principal amount of Defaulted Securities exceeds 10% of the Senior Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus or in any other documents or arrangements.
SECTION 12.NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention: Debt Syndicate, Fax: +44 (0) 20 7516 7548, BNP Paribas, 10 Harewood Avenue, London NW1 6AA, United Kingdom, Attention: Fixed Income Syndicate, Fax +44 (0) 20 7595 2555, Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Fax: +44 (0) 20 7995 0048, UBS Limited, 1 Finsbury Avenue, London EC2M 2PP, United Kingdom, Fax +44 (0) 20 7567 4146; notices to the Company shall be mailed to 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308, Attention: Chief Financial Officer, with a copy to Southern Company Services, Inc., 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308, Attention: Steven Nichols.

SECTION 13.PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Senior Notes from any of the Underwriters shall be deemed to be a successor by reason merely of such purchase. The Company acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have arms-length business relationships that create no fiduciary duty on the part of any party and each expressly disclaims any fiduciary or financial advisory relationship.

SECTION 14.AGREEMENT AMONG MANAGERS; STABILIZATION. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1 (Fixed-Price Non Equity-Related Issues)/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out as follows: For purposes of the Agreement Among Managers, “Managers” means the Underwriters and the Representatives shall be joint “Lead Managers”, “Settlement Lead Manager” and “Stabilising Manager” means Barclays Bank PLC, and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 11 of this Agreement. In the event of any conflict between the provisions of the Agreement Among Managers and this Agreement, the terms of this Agreement shall prevail.

The Company hereby authorizes Barclays Bank PLC in its role as Stabilising Manager to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Commission Regulation (EC) 2273/2003 of the Commission of the European Communities. The Stabilising Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Senior Notes at a level higher than that which might otherwise prevail, but in doing so the Stabilising Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilising Manager. However, there is no assurance that the Stabilising Manager (or persons acting on behalf of the Stabilising Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Senior Notes specified in Schedule I hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilising Manager in accordance with all applicable laws and directives.
SECTION 15.JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

SECTION 16.GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to London time.

SECTION 17.COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.
Very truly yours,

SOUTHERN POWER COMPANY

By: /s/ William C. Grantham
Name: William C. Grantham

Title:	Vice President, Treasurer and Chief
Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written

BARCLAYS BANK PLC

By: /s/ Annie Lathwell-Collier
Name: Annie Lathwell-Collier
Title: Authorised Attorney

BNP PARIBAS

By: /s/ Paul D. Lange
Name: Paul D. Lange
Title: Managing Director

MERRILL LYNCH INTERNATIONAL

By: /s/ Suzanne Buchta
Name: Suzanne Buchta
Title: Managing Director

UBS LIMITED

By: /s/ Edward Mulderrig
Name: Edward Mulderrig
Title: Director

By: /s/ Armin Peter
Name: Armin Peter
Title: Managing Director

SCOTIABANK EUROPE PLC

By: /s/ Cesare Roselli
Name: Cesare Roselli
Title: Managing Director

By: /s/ James Walter
Name: James Walter
Title: Director

U.S. BANCORP INVESTMENTS, INC.

By: /s/ Mark Ledford
Name: Mark Ledford
Title: Vice President

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By: /s/ Matt Carter
Name: Matt Carter
Title: Managing Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By: /s/ Alvaro Solis
Name: Alvaro Solis
Title: Managing Director

By: /s/ Gianmarco Deiana
Name: Gianmarco Deiana
Title: Senior Executive Director

BANCO SANTANDER, S.A.

By: /s/ A. Ramon
Name: A. Ramon
Title: Executive Director

By: /s/ Juan Carlos Sanchez
Name: Juan Carlos Sanchez
Title: Executive Director

COMMERZBANK AKTIENGESELLSCHAFT

By: /s/ Happel
Name: Happel
Title: Abteilungsdirektor

By: /s/ Reichel
Name: Reichel
Title: Syndikus

As Underwriters

SCHEDULE I

Name of Underwriters	Principal Amount of Series 2016B Senior Notes

Barclays Bank PLC	€80,000,000
BNP Paribas	€80,000,000
Merrill Lynch International	€80,000,000
UBS Limited	€80,000,000
Scotiabank Europe plc	€35,000,000
U.S. Bancorp Investments, Inc.	€35,000,000
Wells Fargo Securities International Limited	€35,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	€25,000,000
Banco Santander, S.A.	€25,000,000
Commerzbank Aktiengesellschaft	€25,000,000
______________
TOTAL:	€500,000,000

Schedule I-1

SCHEDULE II-A
PRICING DISCLOSURE PACKAGE

1)	Prospectus dated September 10, 2015

2)	Preliminary Prospectus Supplement dated June 13, 2016 (which shall be deemed to include documents incorporated by reference therein)

3)	Permitted Free Writing Prospectuses
a)    Pricing Term Sheet

Schedule II-A-1

SCHEDULE II-B
LIMITED USE FREE WRITING PROSPECTUS

1)	Investor Presentation Slideshow, dated June 2016

2)	Investor Presentation Slideshow, dated June 2016 (including summary of offering)

Schedule II-B-1

Schedule III
[Letterhead of TROUTMAN SANDERS LLP]
June 20, 2016
Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

BNP Paribas
10 Harewood Avenue
London NW1 6AA
United Kingdom

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom

UBS Limited
1 Finsbury Avenue
London, EC2M 2PP
United Kingdom

As Representatives of the Several Underwriters

SOUTHERN POWER COMPANY
Series 2016B 1.850% Senior Notes
due June 20, 2026
Ladies and Gentlemen:
We have acted as counsel to Southern Power Company (the “Company”) in connection with (i) the Company’s issuance of €500,000,000 aggregate principal amount of its Series 2016B 1.850% Senior Notes due June 20, 2026 (the “Notes”) pursuant to a Senior Note Indenture dated as of June 1, 2002, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as heretofore supplemented and as further supplemented by the Eleventh Supplemental Indenture dated as of June 20, 2016 (collectively, the “Indenture”); and (ii) the purchase by the Underwriters (as hereinafter defined) of the Notes pursuant to the terms of an Underwriting Agreement dated June 13, 2016, (the “Underwriting Agreement”), among the Company and the Underwriters named in Schedule I thereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”). This opinion is being delivered to you as Representatives pursuant to Section 6(c)(1) of the Underwriting Agreement.

Schedule III-1

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.
In rendering the opinions expressed below, we have examined the following documents:
(a)The Company’s registration statement on Form S-3 (File No. 333-205680) pertaining to the Notes and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”);

(b)The Company’s prospectus dated September 10, 2015 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement pertaining to the Notes dated June 13, 2016 (together with the Pricing Exchange Act Documents (as hereinafter defined), the “Pricing Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act;

(c)The documents incorporated by reference into the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus (as hereinafter defined): the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2015 and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2016 (together, the “Pricing Exchange Act Documents”);

(d)The Company’s prospectus supplement pertaining to the Notes dated June 13, 2016 (together with the Base Prospectus, the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, which, pursuant to Form S-3, incorporates by reference the Pricing Exchange Act Documents and the Current Report on Form 8-K of the Company dated June 13, 2016 (the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(e)An executed copy of the Indenture;

(f)An executed copy of the Underwriting Agreement;

(g)The free writing prospectus pertaining to the Notes prepared by the Company and filed with the Commission on June 13, 2016 pursuant to Rule 433 of the Act (the “Permitted Free Writing Prospectus”); and

(h)The Company’s charter and bylaws.

The documents listed in Schedule II-A to the Underwriting Agreement, taken together, are collectively referred to as the “Pricing Disclosure Package.”
In addition, we have examined, and have relied as to factual matters upon, the documents delivered to you at the closing (except the certificate representing the Notes, of which we have examined a specimen), and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have

Schedule III-2

assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
The Indenture and the Underwriting Agreement are herein referred to collectively as the “Agreements.”
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
1.The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has due corporate authority to carry on the public utility business in which it is engaged, to own and operate the properties used by it in such business and to enter into and perform its obligations under the Agreements and the Notes.

2.The execution, delivery and performance by the Company of the Underwriting Agreement have been duly authorized by all necessary corporate action, and the Underwriting Agreement has been duly executed and delivered by the Company.

3.All orders, consents or other authorizations or approvals of the Federal Energy Regulatory Commission and the Commission legally required for the issuance and the sale of the Notes have been obtained; such orders are sufficient for the issuance and the sale of the Notes; the issuance and the sale of the Notes conform in all material respects with the terms of such orders; and no other order, consent or other authorization or approval of the State of Georgia or any United States governmental body (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and the sale of the Notes in accordance with the terms of the Underwriting Agreement.

4.The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company’s obligations under the Indenture may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the qualifications that the enforceability of the Company’s obligations under the Notes may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by

Schedule III-3

general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.Each of the Indenture and the Notes conforms as to legal matters in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Supplemented Prospectus.

7.The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

8.    The execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Notes, and the consummation of the transactions contemplated thereby, do not result in any violation of (i) the charter or bylaws of the Company or (ii) any existing applicable law, rule, or regulation of the State of New York.
9.    The statements set forth in the Pricing Disclosure Package and the Final Supplemented Prospectus under the heading “United States Federal Income Tax Considerations” insofar as they purport to constitute summaries of matters of United States federal income tax law constitute accurate summaries in all material respects subject to the qualifications set forth therein.
The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia and we do not purport to express any opinion herein concerning any law other than the laws of the State of Georgia, the federal law of the United States, the Delaware General Corporation Law and, to the extent set forth herein, the laws of the State of New York. As to all matters governed by or dependent upon the laws of the State of New York, we have, with your consent, relied upon the opinion of Hunton & Williams LLP dated the date hereof and addressed to you.
This opinion letter is rendered by us only to you and is solely for your benefit in your capacity as Underwriters in connection with the Underwriting Agreement and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except that copies of this opinion letter may be furnished to, but not relied upon by, (i) your independent auditors, advisors and legal counsel, or (ii) any person in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body. This opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.
Yours very truly,
TROUTMAN SANDERS LLP

Schedule III-4

[Letterhead of TROUTMAN SANDERS LLP]
June 20, 2016
Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

BNP Paribas
10 Harewood Avenue
London NW1 6AA
United Kingdom

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom

UBS Limited
1 Finsbury Avenue
London, EC2M 2PP
United Kingdom

As Representatives of the Several Underwriters

SOUTHERN POWER COMPANY
Series 2016B 1.850% Senior Notes
due June 20, 2026
Ladies and Gentlemen:
We have acted as counsel to Southern Power Company (the “Company”) in connection with (i) the Company’s issuance of €500,000,000 aggregate principal amount of its Series 2016B 1.850% Senior Notes due June 20, 2026 (the “Notes”) pursuant to a Senior Note Indenture dated as of June 1, 2002, by and between the Company and Wells Fargo Bank, National Association, as trustee, as heretofore supplemented and as further supplemented by the Eleventh Supplemental Indenture dated as of June 20, 2016; and (ii) the purchase by the Underwriters (as hereinafter defined) of the Notes pursuant to the terms of an Underwriting Agreement dated June 13, 2016 (the “Underwriting Agreement”), among the Company and the Underwriters named in Schedule I thereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”). This letter is being delivered to you as Representatives pursuant to Section 6(c)(1) of the Underwriting Agreement.

Schedule III-5

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.
In the above capacity, we have examined the Company’s registration statement on Form S-3 (File No. 333-205680) pertaining to the Notes and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”); the Company’s prospectus dated September 10, 2015 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement pertaining to the Notes dated June 13, 2016 (the “Pricing Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act which, pursuant to Form S-3, incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2015 and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2016 (together, the “Pricing Exchange Act Documents”), and a prospectus supplement pertaining to the Notes dated June 13, 2016 (together with the Base Prospectus, the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, which, pursuant to Form S-3, incorporates by reference the Pricing Exchange Act Documents and the Current Report on Form 8-K of the Company dated June 13, 2016 (the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have also examined the free writing prospectus pertaining to the Notes prepared by the Company and filed with the Commission on June 13, 2016 pursuant to Rule 433 of the Act (the “Permitted Free Writing Prospectus”). The documents listed in Schedule II-A to the Underwriting Agreement, taken together, are collectively referred to as the “Pricing Disclosure Package.”
We have participated in various conferences with the Company, its representatives, representatives of the independent public or certified public accountants of the Company and your counsel at which the contents of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained therein (other than as specified in opinion paragraph 6 of our opinion to you related to the Indenture and the Notes dated of even date herewith). However, on the basis of the foregoing, we advise you that nothing has come to our attention which has caused us to believe that:
(i)the Registration Statement, on the Effective Date (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading,

(ii)the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make

Schedule III-6

the statements therein, in light of the circumstances under which they were made, not misleading, or

(iii)the Final Supplemented Prospectus (including the Exchange Act Documents) contained, as of its date, or contains, on the date hereof, any untrue statement of a material fact or omitted, as of its date, or omits, on the date hereof, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements and schedules and notes thereto or other financial or statistical data contained or incorporated by reference in (or omitted from) the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents and with respect to information set forth in the Pricing Prospectus and the Final Supplemented Prospectus under the caption “Description of the Series 2016B Senior Notes ─ Book-Entry Procedures.”
Subject to and on the basis of the foregoing, we further advise you that the Registration Statement, on the Effective Date, and the Final Supplemented Prospectus, as of June 13, 2016, complied as to form in all material respects with the relevant requirements of the Act and the applicable rules and regulations of the Commission thereunder and that each Exchange Act Document, as of its date of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no belief as to the financial statements and schedules and notes thereto or other financial or statistical data contained or incorporated by reference in (or omitted from) the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents.
This letter is rendered by us only to you and is solely for your benefit in your capacity as Underwriters in connection with the Underwriting Agreement and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except that copies of this letter may be furnished to, but not relied upon by, (i) your independent auditors, advisors and legal counsel, or (ii) any person in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body. This letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention or any change in law that hereafter occurs.

Yours very truly,
TROUTMAN SANDERS LLP

Schedule III-7

Schedule IV
[Letterhead of EMMET, MARVIN & MARTIN, LLP]
June 20, 2016
Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

BNP Paribas
10 Harewood Avenue
London NW1 6AA
United Kingdom

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom

UBS Limited
1 Finsbury Avenue
London, EC2M 2PP
United Kingdom

As Representatives of the several Underwriters

Southern Power Company
30 Ivan Allen Jr. Blvd., N.W.
Atlanta, Georgia 30308

SOUTHERN POWER COMPANY
Series 2016B 1.850% Senior Notes due June 20, 2026
Ladies and Gentlemen:
We have acted as counsel for Wells Fargo Bank, National Association (“Wells Fargo”) in connection with the issuance by Southern Power Company (the “Company”) of €500,000,000 aggregate principal amount of Series 2016B 1.850% Senior Notes due June 20, 2026 (the “Notes”). The Notes are being issued under the Senior Note Indenture dated as of June 1, 2002 (the “Original Indenture”) between the Company and Wells Fargo, as trustee (in such capacity, the “Trustee”), as heretofore supplemented and as further supplemented by the Eleventh Supplemental Indenture dated as of June 20, 2016 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) between the Company and the Trustee.

Schedule IV-1

For purposes of this opinion, we have reviewed the Indenture and such other documents, records and papers, and satisfied ourselves as to such other matters, as we have deemed necessary or appropriate for this opinion. As to questions of fact material to this opinion, we have relied on certificates of Wells Fargo and of public officials. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies or forms and the authenticity of the originals of such latter documents. We have assumed that Wells Fargo has been duly formed and that the Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of, and is enforceable in accordance with its terms against, the Company.
Based upon the foregoing and subject to the qualifications below, we are of the opinion that:
1)    Based solely on a certificate from the Comptroller of the Currency, Wells Fargo is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers.

2)    The Supplemental Indenture has been duly authorized, executed and delivered by Wells Fargo and the Indenture constitutes a valid and binding agreement of Wells Fargo enforceable against Wells Fargo in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of reasonableness, good faith and fair dealing.

We are members of the Bar of the State of New York and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the State of New York and the federal law of the United States. The opinions expressed herein are limited to matters governed by the laws of the State of New York and the federal law of the United States.
This opinion is solely for your benefit in connection with the issuance and sale by the Company of the Notes and may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, without our prior written consent, except that copies of this opinion may be furnished to, but not relied upon by, (i) your independent auditors, advisors and legal counsel, or (ii) any person in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body.
Very truly yours,

Schedule IV-2

Schedule V
[Letterhead of HUNTON & WILLIAMS LLP]
June 20, 2016
Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

BNP Paribas
10 Harewood Avenue
London NW1 6AA
United Kingdom

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom

UBS Limited
1 Finsbury Avenue
London, EC2M 2PP
United Kingdom

As Representatives of the Several Underwriters

SOUTHERN POWER COMPANY
Series 2016B 1.850% Senior Notes
due June 20, 2026
Ladies and Gentlemen:
We have represented the Underwriters (as hereinafter defined) in connection with (i) the issuance and sale by Southern Power Company (the “Company”) of €500,000,000 aggregate principal amount of its Series 2016B 1.850% Senior Notes due June 20, 2026 (the “Notes”) pursuant to a Senior Note Indenture, dated as of June 1, 2002, by and between Wells Fargo Bank, National Association, as trustee (the “Trustee”), as heretofore supplemented and as further supplemented by the Eleventh Supplemental Indenture, dated as of June 20, 2016 (collectively, the “Indenture”); and (ii) the purchase by the Underwriters of the Notes pursuant to the terms of an Underwriting Agreement, dated June 13, 2016 (the “Underwriting Agreement”), among the Company and the Underwriters named in Schedule I thereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”). This opinion is being delivered to you as Representatives pursuant to Section 6(c)(3) of the Underwriting Agreement.

Schedule V-1

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.
In rendering the opinions expressed below, we have examined the following documents:
(a)The Company’s registration statement on Form S-3 (File No. 333-205680) pertaining to the Notes and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”);

(b)The Company’s prospectus dated September 10, 2015 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement pertaining to the Notes dated June 13, 2016 (together with the Pricing Exchange Act Documents (as hereinafter defined), the “Pricing Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act;

(c)The documents incorporated by reference into the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus (as hereinafter defined): the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2015 and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2016 (together, the “Pricing Exchange Act Documents”);

(d)The Company’s prospectus supplement pertaining to the Notes dated June 13, 2016 (together with the Base Prospectus, the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, which, pursuant to Form S-3, incorporates by reference the Pricing Exchange Act Documents and the Current Report on Form 8-K of the Company dated June 13, 2016 (the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(e)An executed copy of the Indenture;

(f)An executed copy of the Underwriting Agreement;

(g)The free writing prospectus pertaining to the Notes prepared by the Company and filed with the Commission on June 13, 2016 pursuant to Rule 433 of the Act (the “Permitted Free Writing Prospectus”); and

(h)The Company’s charter and bylaws.

The documents listed in Schedule II-A to the Underwriting Agreement, taken together, are collectively referred to as the “Pricing Disclosure Package.”
In addition, we have examined, and have relied as to factual matters upon, the documents delivered to you at the closing (except the certificate representing the Notes, of which we have examined a specimen), and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have

Schedule V-2

assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
The Indenture and the Underwriting Agreement are herein referred to collectively as the “Agreements.”
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
1.The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has due corporate authority to carry on the public utility business in which it is engaged, to own and operate the properties used by it in such business and to enter into and perform its obligations under the Agreements and the Notes.

2.The execution, delivery and performance by the Company of the Underwriting Agreement have been duly authorized by all necessary corporate action, and the Underwriting Agreement has been duly executed and delivered by the Company.

3.All orders, consents or other authorizations or approvals of the Federal Energy Regulatory Commission and the Commission legally required for the issuance and the sale of the Notes have been obtained; such orders are sufficient for the issuance and the sale of the Notes; the issuance and the sale of the Notes conform in all material respects with the terms of such orders; and no other order, consent or other authorization or approval of the State of New York or any United States governmental body (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and the sale of the Notes in accordance with the terms of the Underwriting Agreement.

4.The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company’s obligations under the Indenture may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the qualifications that the enforceability of the Company’s obligations under the Notes may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by

Schedule V-3

general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.Each of the Indenture and the Notes conforms as to legal matters in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Supplemented Prospectus.

7.The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

8.    The execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Notes, and the consummation of the transactions contemplated thereby, do not result in any violation of (i) the charter or bylaws of the Company or (ii) any existing applicable law, rule, or regulation of the State of New York.
We do not purport to express any opinion herein concerning any law other than the laws of the State of New York and the federal law of the United States and the Delaware General Corporation Law.
This opinion letter is rendered by us only to you and is solely for your benefit in your capacity as Underwriters in connection with the Underwriting Agreement and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent except that Troutman Sanders LLP may rely on this opinion in giving its opinions pursuant to Section 6 of the Underwriting Agreement and pursuant to Sections 102, 302 and 904 of the Indenture, insofar as such opinions relate to matters of New York law and except that copies of this opinion letter may be furnished to, but not relied upon by, (i) your independent auditors, advisors and legal counsel, or (ii) any person in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body. This opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.
Very truly yours,

HUNTON & WILLIAMS LLP

Schedule V-4

[Letterhead of HUNTON & WILLIAMS LLP]
June 20, 2016
Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

BNP Paribas
10 Harewood Avenue
London NW1 6AA
United Kingdom

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom

UBS Limited
1 Finsbury Avenue
London, EC2M 2PP
United Kingdom

As Representatives of the Several Underwriters

SOUTHERN POWER COMPANY
Series 2016B 1.850% Senior Notes
due June 20, 2026
Ladies and Gentlemen:
We have represented the Underwriters (as hereinafter defined) in connection with (i) the issuance and sale by Southern Power Company (the “Company”) of €500,000,000 aggregate principal amount of its Series 2016B 1.850% Senior Notes due June 20, 2026 (the “Notes”) pursuant to a Senior Note Indenture, dated as of June 1, 2002, by and between the Company and Wells Fargo Bank, National Association, as trustee, as heretofore supplemented and as further supplemented by the Eleventh Supplemental Indenture, dated as of June 20, 2016; and (ii) the purchase by the Underwriters of the Notes pursuant to the terms of an Underwriting Agreement, dated June 13, 2016 (the “Underwriting Agreement”), among the Company and the Underwriters named in Schedule I thereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”). This letter is being delivered to you as Representatives pursuant to Section 6(c)(3) of the Underwriting Agreement.
All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

Schedule V-5

In the above capacity, we have examined the Company’s registration statement on Form S-3 (File No. 333-205680) pertaining to the Notes and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”); the Company’s prospectus dated September 10, 2015 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement pertaining to the Notes dated June 13, 2016 (the “Pricing Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act which, pursuant to Form S-3, incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2015 and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2016 (together, the “Pricing Exchange Act Documents”), and a prospectus supplement pertaining to the Notes dated June 13, 2016 (together with the Base Prospectus, the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, which, pursuant to Form S-3, incorporates by reference the Pricing Exchange Act Documents and the Current Report on Form 8-K of the Company dated June 13, 2016 (the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have also examined the free writing prospectus pertaining to the Notes prepared by the Company and filed with the Commission on June 13, 2016, pursuant to Rule 433 of the Act (the “Permitted Free Writing Prospectus”). The documents listed in Schedule II-A to the Underwriting Agreement, taken together, are collectively referred to as the “Pricing Disclosure Package.”
We have participated in various conferences with the Company, its counsel, its representatives and representatives of the independent public or certified public accountants of the Company at which the contents of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained therein (other than as specified in opinion paragraph 6 of our opinion to you related to the Indenture and the Notes dated of even date herewith). However, on the basis of the foregoing, we advise you that nothing has come to our attention which has caused us to believe that:
(i)the Registration Statement, on the Effective Date (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading,

(ii)the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

Schedule V-6

(iii)the Final Supplemented Prospectus (including the Exchange Act Documents) contained, as of its date, or contains, on the date hereof, any untrue statement of a material fact or omitted, as of its date, or omits, on the date hereof, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements and schedules and notes thereto or other financial or statistical data contained or incorporated by reference in (or omitted from) the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents and with respect to information set forth in the Pricing Prospectus and the Final Supplemented Prospectus under the caption “Description of the Series 2016B Senior Notes ─ Book-Entry Procedures.”
Subject to and on the basis of the foregoing, we further advise you that the Registration Statement, on the Effective Date, and the Final Supplemented Prospectus, as of June 13, 2016, complied as to form in all material respects with the relevant requirements of the Act and the applicable rules and regulations of the Commission thereunder and that each Exchange Act Document, as of its date of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no belief as to the financial statements and schedules and notes thereto or other financial or statistical data contained or incorporated by reference in (or omitted from) the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents.
This letter is rendered by us only to you and is solely for your benefit in your capacity as Underwriters in connection with the Underwriting Agreement and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except that copies of this letter may be furnished to, but not relied upon by, (i) your independent auditors, advisors and legal counsel, or (ii) any person in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body. This letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.
Very truly yours,
HUNTON & WILLIAMS LLP

Schedule V-7